VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), is dated as of September 1, 2026 (the “Effective Date”), and is by and between DynaResource, Inc., a Delaware corporation (the “Company”), and the stockholder identified on the signature page hereto (the “Stockholder”). The Company and the Stockholder may also be referred to in this Agreement individually as a “Party” and collectively as the “Parties”.

Recitals

A. As of the date hereof, the Stockholder owns of record and/or beneficially the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and preferred stock, par value $0.0001 per share (the “Preferred Stock”), as set forth on the signature page hereto (together with any other shares of Common Stock and/or Preferred Stock hereafter acquired by the Stockholder prior to the termination of this Agreement) (collectively, the “Shares”).

B. The Company intends to issue and sell up to 6,666,666 units, each unit consisting of one share of Common Stock and one warrant (the “Warrants”) to purchase one share of Common Stock at an exercise price of $0.51 per share (the “Units”) in a private offering with certain existing stockholders of the Company (the “Purchasers”) at a purchase price of $0.45 per Unit (the “Offering”).

C. The sale of the Units in the Offering will result in there being inadequate authorized shares of the Common Stock reserved for issuance in accordance with the requirements of the Company’s outstanding derivative securities, including the Warrants, and existing equity incentive plans (the “Reserve Requirements”).

D. In light of the foregoing, the Company desires to amend its Amended and Restated Certificate of Incorporation, as amended, to either increase its number of authorized shares of Common Stock or effect a reverse stock split of the Common Stock, in each case to regain compliance with the Reservation Requirements (the “Charter Amendment”).

E. Approval of the Charter Amendment requires the affirmative vote of holders of a majority of the outstanding shares of (i) the Common Stock and Preferred Stock (on an “as converted” basis) entitled to vote thereon, voting as a single class, and, (ii) in the case of a Charter Amendment to increase the authorized shares of the Common Stock, the Common Stock entitled to vote thereon, voting as a single class, at an annual or special meeting of stockholders.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained in this Agreement, and intending to be legally bound, the Parties agree as follows:

I.
Voting of Shares.
(a)
The Stockholder covenants and agrees that until the termination of this Agreement in accordance with its terms, at any annual or special meeting of stockholders of the Company at which the Charter Amendment is submitted for stockholder approval, the Stockholder agrees to vote, or cause to be voted, all of the Shares in favor of the approval of the Charter Amendment.
(b)
The Stockholder hereby irrevocably grants to, and appoints, the Company, and any individual designated in writing by it, and each of them individually, as the Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the Stockholder’s name, place and stead, to vote the Stockholder’s Shares at any annual or special meeting of stockholders called with respect to the Charter Amendment in accordance and consistent with this Section 1. The Stockholder understands and acknowledges that the Company is entering into this Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1(b) is given in connection with the Company’s solicitation of stockholder approval of the Charter Amendment, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby (i) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, (ii) ratifies and confirms all that the proxies appointed under this Section 1 may lawfully do or cause to be done by virtue hereof and (iii) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with Section 212 of the Delaware General Corporation Law. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.
II.
Transfer of Shares. The Stockholder covenants and agrees that the Stockholder will not directly or indirectly (i) sell, assign, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Shares, (ii) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares or (iv) otherwise commit any act, except as permitted by this Agreement or required by order of a court of competent jurisdiction, that could restrict or otherwise affect the Stockholder’s legal power, authority and right to vote all of the Shares then owned of record or beneficially by the Stockholder.
III.
Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company with respect to the Stockholder and the Stockholder’s ownership of the Shares as follows:
(a)
Ownership of Shares. The Stockholder legally owns all of the Shares as set forth on the signature page hereto as being owned by the Stockholder and has good and marketable title to such Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever (other than general restrictions on transferability imposed by federal and state securities laws). The Stockholder owns no capital stock of the Company other than the Shares as set forth on the signature page hereto. The Stockholder has sole voting power, without restrictions, with respect to all of the Shares.

(b)
Power, Binding Agreement. The Stockholder has the legal capacity and all requisite power and authority to enter into and perform all of the Stockholder’s obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.
(c)
No Conflicts. The execution, delivery, and performance of this Agreement by the Stockholder do not, and the consummation of the transactions contemplated hereby by the Stockholder will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder, the Shares or any of the Stockholder’s properties or assets. Except as expressly contemplated by this Agreement, the Stockholder is not a party to, and the Shares are not subject to or bound in any manner by, any contract or agreement relating to the Shares, including without limitation, any voting agreement, option agreement, purchase agreement, stockholders’ agreement, partnership agreement or voting trust. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.
IV.
Termination. This Agreement shall terminate upon the earlier to occur of (i) the filing of the Charter Amendment with the Secretary of State of the State of Delaware or (ii) twelve (12) months following the Effective Date; provided that no such termination shall relieve any Party of liability for a breach of this Agreement before such termination.
V.
Specific Performance. The Stockholder agrees that irreparable damage will occur if any provision of this Agreement is not performed in accordance with the terms of this Agreement and that the Company shall be entitled to specific performance of the terms of this Agreement, in addition to any other remedy at law or in equity without posting any bond or other undertaking.
VI.
Miscellaneous.
(a)
Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to such subject matter. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the Parties.
(b)
Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

(c)
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.
(d)
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Delivery by any party of a facsimile or .pdf signature page shall be deemed to be delivery of an originally executed signature.
(e)
No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary.
(f)
Notices. All notices, communications and deliveries hereunder shall be made in writing signed by the Party making the same, and shall be deemed given or made (i) on the date delivered if delivered in person, (ii) on the third business day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid), (iii) on the next business day after deposit with a nationally recognized overnight courier service, or (iv) upon confirmed receipt if delivered by email, as follows:

To the Company:

DynaResource, Inc.

The Urban Towers of Las Colinas

222 W. Las Colinas Blvd.

Suite 1910 – North Tower

Irving, Texas 75039

Attention: Rohan Hazelton

Email: rhazelton@dynaresource.com

To the Stockholder:

To the address set forth on the Stockholder’s signature page.

(g)
Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Party, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.
(h)
Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No summary of this Agreement prepared by the Parties shall affect in any way the meaning or interpretation of this Agreement.
(i)
WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE COMPANY OR THE STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Voting Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

COMPANY:

DynaResource, Inc., a Delaware corporation

By: /s/ Rohan Hazelton

Name: Rohan Hazelton

Title: Chief Executive Officer

STOCKHOLDER:

Ocean Partners UK Limited

By: /s/ Neil Poulter

Name: Neil Poulter

Title: Director

Number of Shares (post-closing of Offering):

Common: 5,162,308
Series C Preferred: None
Series D Preferred: None
Series E Preferred: None

Address:

3rd Floor, The Pearce Building, West Street

Maidenhead, Berkshire, UK SL6 1RL

Attention: Brent Omland

Email: brent.omland@oceanpartners.com

[SIGNATURE PAGE TO VOTING AGREEMENT]